Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

Sprouts Farmers Market, Inc. Reports First Quarter 2020 Results and Second Quarter Update

Announces Initial Steps in Growth Strategy

PHOENIX, Ariz. – (Globe Newswire) – May 5, 2020 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week first quarter ended March 29, 2020, an update on second quarter results and outlined its strategy for profitable long-term growth.

First Quarter Highlights:

•	Net sales of $1.6 billion; a 16% increase from the same period in 2019
•	Comparable store sales growth of 10.6% and two-year comparable store sales growth of 12.0%
•	Net income of $92 million; compared to net income of $56 million from the same period in 2019
•	Adjusted net income(1) of $93 million; compared to $57 million from the same period in 2019
•	Diluted earnings per share of $0.78 and adjusted diluted earnings per share(1) of $0.79; compared to $0.46 diluted and adjusted diluted earnings per share from the same period in 2019
•	Positive impact from COVID-19 pandemic was estimated to be $0.22 of diluted earnings per share

“I am inspired by our hard-working and profoundly dedicated 32,000 team members who have served under the most difficult of circumstances to ensure our customers have healthy food to feed their families,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market.  “During the first quarter, the COVID-19 crisis led to a significant increase in sales as consumers bought more food to consume at home. As we navigate these ever-changing circumstances, we remain steadfast and decisive, prioritizing team member and customer safety and remaining in-stock on fresh, healthy food for our communities, all the while not losing sight of our transformational strategy that will set us up for long-term success.”

[1]

Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items.  See the “Non-GAAP Financial Measures” section of this release for additional information about these items.

First Quarter 2020 Financial Results

Net sales for the first quarter of 2020 were $1.6 billion, a 16% increase compared to the same period in 2019. Net sales growth was driven by a 10.6% increase in comparable store sales and solid performance in new stores opened. Due to the impact of the COVID-19 pandemic, demand increased dramatically during the latter part of the quarter. As a result, net sales were positively impacted by an estimated $146 million and comparable store sales by an estimated 9.6%.

Gross profit for the quarter increased 23% to $594 million, resulting in a gross profit margin of 36.1%, an increase of 180 basis points compared to the same period in 2019.  The positive leverage was driven by more balanced promotions during the first two months of the quarter, in addition to sales mix and shrink benefits during March due to customer stockpiling.

Selling, general and administrative expenses (“SG&A”) for the quarter increased 16% to $436 million, or 26.5% of sales, flat compared to the same period in 2019. SG&A included a pre-tax special item charge of $1.2 million for professional fees related to our ongoing strategic initiatives. Leverage from increased sales related to the COVID-19 pandemic was largely offset by increased bonuses paid to team members as they serve the communities during this crisis, incremental ecommerce fees as more customers adopt digital solutions, as well as continued pressure from higher health care, labor and occupancy costs.

Depreciation and amortization for the quarter increased 5% to $31 million, or 1.9% of sales, a decrease of 20 basis points compared to the same period in 2019.

Store closure costs and other credits for the quarter were a credit of $1 million compared to a cost of $0.5 million in the same period of 2019 related to a true-up of a previous store closure charge.

Net income for the quarter was $92 million and diluted earnings per share (“EPS”) was $0.78, compared with $56 million and $0.46, respectively, in 2019.  Excluding the impact of special items, adjusted net income was $93 million and adjusted diluted EPS was $0.79; an increase of 72%, including an estimated $0.22 benefit from the COVID-19 impact (see “Non-GAAP Financial Measures”).

Unit Growth and Development

During the first quarter of 2020, Sprouts opened four new stores, resulting in a total of 344 stores in 23 states.

Leverage and Liquidity

Sprouts generated cash from operations of $277 million in the first quarter of 2020 and invested $17 million in capital expenditures net of landlord reimbursement, primarily for new stores.  Sprouts ended the quarter with a $451 million balance on its revolving credit facility, $34 million of letters of credit outstanding under the facility, and $247 million in cash and cash equivalents.

COVID-19 Update

In recognition of its team members’ instrumental commitment to serving customers during this unprecedented time, Sprouts Farmers Market provided the following benefits:

•	Paid equivalent of $2 extra per hour for hours worked during the crisis in March through bonuses and pay adjustments, with more bonuses planned throughout the crisis.
•	Provided up to 14 days additional paid time off and job protection.
•	Provided eligible team members access to subsidized childcare benefits.
•	Created a COVID-19 relief fund to help our team members who face hardships due to this crisis.
•	Closed Easter Sunday with pay to give all 32,000 store team members time to rest and spend time with loved ones.

Additional measures were taken to safeguard our team members and customer wellbeing:

•	Increased cleaning and sanitation measures across the store.
•	Invested additional labor in stores to allow time for increased cleaning, additional required hand washing, and assisting customers with special needs.
•	Operated under modified store hours, closing at 8 p.m. during the month of April instead of 10 p.m., to allow team members time off to rest and refresh.
•	Implemented social distancing protocols inside and outside of the store.
•	Installed plexiglass register barriers at the register.
•	Providing gloves and masks to all team members and requiring this personal protective equipment on every shift.
•	Requiring team members to complete a health screen questionnaire prior to working.

Update on Current Performance and 2020 Outlook

We have been closely monitoring our results and certain trends we saw in the later part of the first quarter have continued into April. Elevated levels of grocery spend have continued as many consumers have increased their food at home spend. Social distancing has changed consumer behavior from customers consolidating trips and increasing use of ecommerce services. For the month of April, our comparable store sales increased 7.2%, compared to the same period last year notwithstanding the closure of all our stores on Easter Sunday, and ecommerce sales represented 13% of our net sales.  While these increased sales, as well as our strategic initiatives around smarter promotions remain a benefit to operating margin, the timing of significant investments to enhance team members pay and benefits, and to implement additional safety and cleansing measures will weigh heavier in the second quarter compared to the first quarter.  Because of this, we do not believe we will sustain the same level of operating margin expansion experienced in the first quarter.

“The COVID-19 crisis has created a lack of visibility for the remainder of 2020 with many unknowns,” said Denise Paulonis, chief financial officer of Sprouts Farmers Market. “While April sales trended higher than average, we are making significant investments in pay, benefits and safety measures, as the health of our team members and customers is our number one priority. We remain uncertain as to when consumer behavior will return to normal or what may emerge as the ‘new normal’. This environment is making it difficult to predict specific outcomes, and accordingly we are not reaffirming or stating a new outlook range, however, we currently expect that we will be able to meet or exceed our previous annual outlook.”

Growth Strategy

Sprouts has identified initial steps of a long-term growth strategy, which focuses on the following areas that we believe will transform the company and drive profitable growth:

Win with target customers

Sprouts plans to refocus attention on its target customers, where there is ample opportunity to gain share within these customer segments.  The business can grow by leveraging existing strengths in a unique assortment of better-for-you, quality products and by expanding ecommerce capabilities to allow customers easy access to differentiated products through delivery or pickup.

Update format and expand in select markets

Future plans will deliver unique smaller stores with expectations of stronger returns, while maintaining the approachable, fresh-focused farmer’s market heritage Sprouts is known for. Sprouts’ geographic store expansion and new store placement will intersect where target customers live, in markets with growth potential and supply chain support, providing a long runway of at least 10% annual unit growth.

Create an advantaged fresh supply chain

Sprouts network of fresh distribution centers can drive efficiencies across the chain and support growth plans. To further deliver on fresh commitment and reputation, as well as to improve financial results, the company will aspire to position fresh distribution centers within a 250-mile radius of stores.

Refine brand and marketing approach

Sprouts can elevate its national brand recognition and positioning by telling its unique product innovation and differentiation story. Increased customer engagement through digital and social connections will drive additional sales growth and loyalty.

Deliver on financial targets and box economics

Sprouts will measure the success of this strategy against the following long-term targets:

•	New store cost to build reduced by approximately 20%
•	New store cash on cash returns of approximately 40%
•	10%+ unit growth annually
•	Low single-digit comps
•	Stable to expanding EBIT margins
•	Low double-digit earnings growth

“While the current environment affects the precise timing of when these strategies will impact our results, I am confident all these initiatives will improve our store performance, drive efficiencies, establish a tremendous unit growth trajectory and accelerate our future earnings,” added Sinclair.

For additional materials related to the Strategy, please visit: http://investors.sprouts.com/file/Index?KeyFile=1001263330

First Quarter 2020 Conference Call

Sprouts will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Tuesday, May 5, 2020, during which Sprouts executives will further discuss first quarter 2020 financial results and long-term growth strategy.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 15 minutes prior to the start of the webcast.

The conference call will be available via the following dial-in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 1395554

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 1395554.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the Company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc., one of the fastest-growing retailers in the country, has made healthy living accessible to shoppers for nearly two decades by offering affordable, fresh, natural and organic products. True to its farmers market heritage, Sprouts is known for pioneering its unique grocery model by offering a welcoming store layout featuring fresh produce at the center of the store, an expansive bulk foods section, and a vitamin department focused on overall wellness. Sprouts also offers a unique assortment of healthier products with special attributes, such as plant-based, gluten-free, keto-friendly, and grass-fed, to meet the growing and diverse needs of today’s consumer. Headquartered in Phoenix, Ariz., Sprouts employs more than 32,000 team members and operates over 340 stores in 23 states from coast to coast. Visit about.sprouts.com for more information.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 29, 2020	March 31, 2019
Net sales	$1,646,539	$1,413,887
Cost of sales	1,052,707	929,538
Gross profit	593,832	484,349
Selling, general and administrative expenses	436,304	374,826
Depreciation and amortization (exclusive of depreciation included in cost of sales)	31,021	29,459
Store closure costs and other credits	(1,082)	508
Income from operations	127,589	79,556
Interest expense, net	4,827	5,002
Income before income taxes	122,762	74,554
Income tax provision	30,952	18,162
Net income	$91,810	$56,392
Net income per share:
Basic	$0.78	$0.46
Diluted	$0.78	$0.46
Weighted average shares outstanding:
Basic	117,545	123,258
Diluted	117,748	123,926

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 29, 2020	December 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$247,101	$85,314
Accounts receivable, net	12,411	15,713
Inventories	253,191	275,979
Prepaid expenses and other current assets	18,079	10,833
Total current assets	530,782	387,839
Property and equipment, net of accumulated depreciation	734,504	741,508
Operating lease assets, net	1,024,510	1,028,436
Intangible assets, net of accumulated amortization	185,350	185,395
Goodwill	368,078	368,078
Other assets	11,976	11,727
Total assets	$2,855,200	$2,722,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$200,762	$122,839
Accrued liabilities	153,365	136,482
Accrued salaries and benefits	51,563	48,579
Accrued income tax	30,911	2,005
Current portion of operating lease liabilities	109,961	106,153
Current portion of finance lease liabilities	833	754
Total current liabilities	547,395	416,812
Long-term operating lease liabilities	1,074,318	1,078,927
Long-term debt and finance lease liabilities	462,185	549,419
Other long-term liabilities	45,993	41,517
Deferred income tax liability	54,587	54,356
Total liabilities	2,184,478	2,141,031
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 117,786,608 shares issued and outstanding, March 29, 2020; 117,543,668 shares issued and outstanding, December 29, 2019	117	117
Additional paid-in capital	673,366	670,966
Accumulated other comprehensive income (loss)	(10,122)	(4,682)
Retained earnings (Accumulated deficit)	7,361	(84,449)
Total stockholders' equity	670,722	581,952
Total liabilities and stockholders' equity	$2,855,200	$2,722,983

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 29, 2020	March 31, 2019
Cash flows from operating activities
Net income	$91,810	$56,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	31,600	30,073
Operating lease asset amortization	23,137	20,653
Store closure costs and other credits	-	710
Share-based compensation	2,400	2,450
Deferred income taxes	232	6,217
Other non-cash items	(768)	(30)
Changes in operating assets and liabilities:
Accounts receivable	12,652	3,247
Inventories	22,787	6,500
Prepaid expenses and other current assets	(8,652)	(744)
Other assets	656	(1,086)
Accounts payable	80,669	(5,531)
Accrued liabilities	16,492	13,840
Accrued salaries and benefits	2,984	(9,634)
Accrued income tax	28,906	10,510
Operating lease liabilities	(30,107)	(20,632)
Other long-term liabilities	2,274	(330)
Cash flows from operating activities	277,072	112,605
Cash flows used in investing activities
Purchases of property and equipment	(28,036)	(30,142)
Cash flows used in investing activities	(28,036)	(30,142)
Cash flows used in financing activities
Proceeds from revolving credit facilities	—	89,734
Payments on revolving credit facilities	(87,000)	(42,734)
Payments on finance lease obligations	(154)	(186)
Repurchase of common stock	—	(111,885)
Proceeds from exercise of stock options	—	1,661
Other	—	(319)
Cash flows used in financing activities	(87,154)	(63,729)
Increase in cash, cash equivalents, and restricted cash	161,882	18,734
Cash, cash equivalents, and restricted cash at beginning of the period	86,785	2,248
Cash, cash equivalents, and restricted cash at the end of the period	$248,667	$20,982

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted EBIT, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted EBIT, adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted EBITDA to net income for the thirteen weeks ended March 29, 2020 and March 31, 2019 and a reconciliation of EBIT, net income and diluted earnings per share to adjusted EBIT, adjusted net income and adjusted diluted earnings per share for the thirteen weeks ended March 29, 2020 and March 31, 2019:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 29, 2020	March 31, 2019
Net income	$91,810	$56,392
Income tax provision	30,952	18,162
Interest expense, net	4,827	5,002
Earnings before interest and taxes (EBIT)	127,589	79,556
Special items:
Strategic initiatives (1)	1,200	—
Store closures (2)	—	508
Adjusted EBIT	128,789	80,064

Depreciation, amortization and accretion	31,600	30,073
Adjusted EBITDA	$160,389	$110,137

Net income	$91,810	$56,392
Special Items:
Strategic initiatives, net of tax (1)	892	—
Store closures, net of tax (2)	—	377
Adjusted Net income	$92,702	$56,769
Diluted earnings per share	$0.78	$0.46
Adjusted diluted earnings per share	$0.79	$0.46

Diluted weighted average shares outstanding	117,748	123,926

(1)	Includes professional fees related to our ongoing strategic initiatives. After-tax impact includes the tax benefit on the pre-tax charge.
(2)	Includes the direct costs associated with store closures and relocation. After-tax impact includes the tax benefit on the pre-tax charge.

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

5/5/20